Form C

Cover Page

Name of issuer:

ATAxe LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 9/8/2017

Physical address of issuer:

7601 Rialto Blvd
Austin TX 78735

Website of issuer:

http://austin.stumpyshh.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

500,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $500,000; interests will be sold in increments of $1.

Target offering amount:

$500,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$650,000.00

Deadline to reach the target offering amount:

11/9/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$29,750.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($19,660.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

ATAxe LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Christine Poane	Clinician	CHE Senior Care Therapy	2017
Daniel Poane	Program Cost Analyst	PCSI	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Christine Poane	President	2017
Daniel Poane	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Christine Poane	Interest in LLC	49.0
Daniel Poane	Interest in LLC	51.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Limited Operating History

Stumpy's ATX is an early stage company incorporated on September 2017. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in Stumpy's ATX must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly competitive marketplace surrounded by better funded and more established companies, our need to expand our sales and marketing organizations, respond to competition, manage changing operations, develop strategic relationships, control costs and expenses, maintain and enhance our brand, expand our product and service offerings, improve function and benefits, attract, integrate, retain and motivate qualified personnel, and rely upon acceptance and growth in our targeted markets. In addition to being subject to all of the risks associated with the creation of a new business, Stumpy's ATX will be subject to factors affecting business generally, such as general economic conditions, increasing government regulatory activity, scarcity of environmental resources, and competition. Stumpy's ATX believes that the estimates prepared by them as to capital, personnel, equipment, and facilities required for their operations are reasonable, but until their operations have continued for a period of time, it will be impossible to determine the accuracy of such estimates. No assurance can be given as to the ultimate success of Stumpy's ATX. The likelihood of the success of Stumpy's ATX must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the formation of a new business.

Although a team of experienced professionals leads Stumpy's ATX, none of them have ever been involved in bringing a retail entertainment/recreation product to market. There is also limited proof of the business model—there is no certainty of the number or persistence of consumers interested in throwing hatchets and hanging out.

Stumpy's ATX operating entity, ATAxe, LLC, was formed in the State of Texas in September 2017. The hatchet throwing entertainment/recreation venue is a relatively new business within the United States, and, as such, it has a limited operating history. Since formation, Stumpy's ATX has not generated revenues. Accordingly, there is no history upon which an evaluation of the venture can be made. The lack of operating history makes it difficult for potential investors to evaluate the hatchet throwing business model.

Accuracy of Business Projections

Stumpy's ATX's revenue model may be impaired or change. The Company's success depends mainly on its ability to receive revenue as earnings from the sale of throwing pit reservations. If the Company does not generate revenue, its business, financial condition, and operating results will be materially adversely affected.

Stumpy's ATX has made certain assumptions about the chat marketplace in order to create financial projections for the business. There is risk associated with the accuracy of these projections due to continuous changes in the demographic distribution in Austin, changing building requirements by the City of Austin, changes in customer preferences and shifts in customer demographics. In order to mitigate these risks, Stumpy's ATX has taken great care to ensure the reliability and source quality of key assumptions used in the business plan. The company diligently researches publicly-available information and initiatives of competitors. changes in the marketplace and changes in customer preferences. We pride ourselves on being ahead of the curve whenever possible.

We may provide certain projected results of operations to prospective investors in connection with this offering. Projections are hypothetical and based upon present factors thought by management to influence our operations. Projections do not, and cannot, take into account such factors as market fluctuations, unforeseeable events such as natural disasters, the terms and conditions of any possible financing, and other possible occurrences that are beyond our ability to control or even to predict. While management believes that the projections reflect the possible outcome of our operation and performance, results depicted in the projections cannot be guaranteed.

In terms of revenue, it could be that our financial projections are not accurate or that it takes longer (if at all) to meet projections. If this is the case, our investors may experience a lengthy period on their rate of return or lack of return that is well below that of other investment opportunities. We are a start-up company with no historical revenues to date. It is important to note, that while repayment dates are structured as quarterly, the repayment amount is not necessarily a fixed amortization schedule. Rather, the repayment is structured as 10% gross revenue until 2.0x is repaid.

Our quarterly gross margins also may be impacted by a number of different factors, including the mix of product revenues and the cost fluctuation of various supplies. Because our lack of operating history and the rapidly evolving nature of our industry make forecasting quarterly operating results difficult, we base our expenses in large part on our operating plans and future revenue projections. Most of our expenses are fixed in the short term, and it may be difficult to quickly reduce spending if revenues are lower than projected. Therefore, any significant shortfall in revenues would likely have an immediate and negative impact on our business, operating results, and financial condition.

Contractors/Employees

The founders will transition from professionals to managing, operating and leading a business. The strategy to mitigate this risk is to engage an appropriate group of successful and experienced advisors to assist the founders during the launch of Stumpy's ATX. This will require experienced financiers, successful entrepreneurs, legal experts and marketing/branding specialists. We could experience difficulty in retaining management staff. The costs of hiring and training new employees may also prove a burden to Stumpy's ATX. Though all staff will be required to sign non-disclosure and non-compete agreements, terminated employees could still steal trade secrets and the resulting legal fees could be substantial.

Economic/Demand Volatility

The sustained economic recovery is uncertain. In particular, terrorist acts and similar events, continued turmoil in the Middle East or war, in general, could contribute to a slowdown in the demand for recreational entertainment in residential and commercial customer demographics. If the economic recovery slows as a result of economic, political and social turmoil, or if there are further terrorist attacks in the United States or elsewhere, we may experience decreases in the demand for our products, which may harm our operating results.

We operate in competitive markets and our future success will be largely dependent on our ability to provide quality experiences and services at competitive prices. The entertainment/recreation market is intensely competitive and sensitive to national and regional economic conditions. Demand for the experiences and services that we provide may be adversely affected by consumer spending, which may be adversely impacted by economic conditions such as consumer confidence in future economic and business conditions, interest and tax rates, employment levels, salary and wage levels. Purchases of experiential entertainment are not a necessity, and a decrease in consumer spending in the entertainment space could cause our sales to decrease, which could have a material adverse effect on our financial condition and results of operations.

Company Brand

The success of our brand depends upon the positive image that consumers have of it. Counterfeit or confusingly similar offerings could harm the image and integrity of, or decrease customer support for, our brand and decrease our sales. Contamination, whether arising accidentally or through deliberate third-party action or other events that harm the integrity or consumer support for our brand, could affect the demand for our offerings. Contaminants in raw materials purchased from third parties and used in the experience of our offerings could lead to injury to consumers of our offerings and could result in reduced sales. Also, to the extent that third parties enter the market with offerings that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from patronizing our location in the future and in turn, could impair our brand equity and adversely affect our sales and operations.

Unfavorable media related to our industry, company, brand, marketing, personnel, operations, business performance, or prospects could negatively affect our corporate reputation, stock price, ability to attract high-quality talent, and/or the performance of our business, regardless of its accuracy or inaccuracy. Adverse publicity or negative commentary on social media outlets could cause consumers to avoid our brand and/or choose to patronize our competitors, which could negatively affect our financial results.

Government Regulation/Oversight

We may be subject to future governmental regulations. Aspects of our business and our products may be regulated at the local, state, and federal levels. Our products may be subject to state, local and Federal environmental laws and regulations, including those relating to the handling and storage of hazardous materials. We and our products may also be subject to significant governmental regulation relating to labor conditions, safety in the workplace, healthcare and other human resource issues. The nature and scope of future legislation, regulations and programs cannot be predicted. While we anticipate that we and our products will be in compliance with all applicable governmental regulations, there still may be risks that such laws and regulations may change with respect to present or future operations. Such additional costs would increase the cost of investments and operations and decrease the demand for products and services. We and our products will be ultimately responsible for compliance with such regulations and for obtaining and maintaining all required permits and licenses. Such compliance may be time consuming and costly, and such expenses may materially affect our future ability to break even or generate profits.

Operating Costs

Stumpy's ATX is subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes, in the US. Changes in employment laws or regulation could harm our performance.

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, wood boards and hatchets used by the Company. The Company may also be adversely affected by shortages of raw materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Termites

The whole decor is made of wood and termites could be damaging to our property.

Small management team

Our future success depends on the efforts of a small management team, namely the two founders. The loss of services of either founder may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel that we require to successfully grow our business.

Voting Power

Currently, founders, Daniel and Christine Poane hold 100% voting power.

Pre-revenue

Currently, Stumpy's ATX is pre-revenue and expects to be for at least the next 6 months while the location is built out. Accordingly, we have no history upon which an evaluation of our business can be made. Our lack on operating history makes it difficult for potential investors to evaluate our business, our prospects and our projections for future performance.

Customer Base

Acquiring a customer base and then retaining said base is essential to our success. If we cannot achieve this, it could threaten our future.

Part-time Officers

Both Christine and Daniel Poane are part-time officers currently. Once the location is built out they will become full-time but for the time being the time being spent on this venture may be limited as they both have other jobs. These obligations may result in diminished time being committed to ATAxe LLC and potentially impact company performance.

1.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$500,000**

Use of Proceeds: Build out of location for the next 6 months:

$215,838 Leasehold improvements

$100,002 Plumbing

$32,400 GC fees and overheads

$72,000 permits

$31,000 A&E

$15,000 FF&E

$8760 Working capital

$25,000 Wefunder Intermediary fee

If we raise: **$650,000**

Use of Proceeds: Build out of location and start-up expenses:

$215,838 Leasehold improvements

$100,002 Plumbing

$32,400 GC fees and overheads

$72,000 permits

$31,000 A&E

$15,000 FF&E

$1,766 Pre-Opening Salary and Wages

$7,500 Pre-paid business insurance premiums

$4000 Inventory

$30,000 Rent deposit

$15,180 Utilities

$15,180 Taxes

$15,180 Property Insurance

$45,000 Advertising and Promotions

$1250 Licenses

$32,500 Wefunder Intermediary fees

$16,204 Working capital

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2x their principle investment (the repayment amount), provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Ataxe LLC, is an LLC and has not authorized any units yet.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Daniel Poane (founder) invested $49,410 in the company as a capital contribution in October 2017. This is not expected to be paid back by the Company.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Daniel Poane
Amount Invested	$49,410.00
Transaction type	Other
Issue date	10/31/17
Relationship	Founder

This was a capital contribution that is not expected to be paid back.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Later this year we will open the newest Stumpy's Hatchet House franchise location in the heart of fun, weird Austin, TX. We'll provide a rustic, relaxed place for people to throw hatchets and chill with their friends.

Operating our second location in or around Austin, and analyzing our third potential location.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

ATAxe LLC was incorporated in the State of Texas in September 2017.

Since then, we have:

- America's original indoor hatchet throwing venue

- Industry segment expanding rapidly

- High concentration of target customer demographics in and around Austin.

- On track to open by year-end 2018

- Working closely with the founding partners of the OG Stumpy's Hatchet House in Eatontown, NJ to bring our location to market.

- Store designed by creative Austin architecture firm.

- Negotiating a 5 year lease for a property located proximate to the Domain, Austin's second downtown and tech hub (plus option for 5 more).

Historical Results of Operations

Our company was organized in September 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December, 2017, the Company had revenues of $0

- *Assets.* As of December, 31, 2017 the Company had total assets of $29,750, including $0 in cash.

- *Net Loss.* The Company has had net losses of $19,660 for 2017.

- *Liabilities.* The Company's liabilities totaled $0 for 2017.

- **Related Party Transaction**

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

Daniel Poane, invested $49,410 as a capital contribution, which is not expected to be paid back. In lieu of a successful Wefunder campaign, we will seek other sources of capital. To this date, our founders have bootstrapped the project.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

ATAxe LLC cash in hand is $0, as of May 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 12 months.

There have been no material changes in our finances or operations since the date that our financials cover.

This project is a franchise, so we are able to base our predictions on other similar franchises. Over the next 6 months, we expect revenues to remain at zero while the space is being built out. During the build-out phase, expenses will be incurred regularly as the project moves toward completion. While we cannot guarantee it, we plan to be bringing in revenues in February 2019, from that point on our expenses will incrementally increase as our revenues increase. We hope to be cash flow positive by May 2019. We cannot guarantee it but in the first 3 months the average of our expenses will be $65,014 and average revenue will be $55,455. By month 6 we predict that our expenses will be $75,296 and our revenues will be $100,622.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://austin.stumpyshh.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

ATAxe LLC

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Christine Poane
Daniel Poane

Appendix E: Supporting Documents

ATAxe_LLC_Operating_Agreement_05162018.pdf


FOLLOW US FOR UPDATES
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INVEST IN STUMPY'S ATX
Austin's premier hatchet throwing venue
$0
raised of $500K goal
$100 min
INVEST
by Wefunder Portal LLC

Revenue Share

10% of revenues | 2.0X investment amount

Stumpy's ATX will pay investors 10% of revenues each quarter until 100% of your principal is returned plus 100% on top.

> Investors in the first $200,000 of this raise will receive two free throwing sessions.

INVESTOR PERKS

$5,000+	Free Stumpy's Swag Bag including a shirt, hat, and some other cool stuff.
$10,000+	A custom engraved Stumpy's ATX Investor Hatchet. This perk is going to be lit AF.
$25,000+	Unlimited Free Lifetime throwing sessions. You're part of the inner circle now. We'll give you a cool Lumberjack name, too. Something like Battle-Axe Bill, or Short Chop Johnson (only we'll actually make it cool).

In late 2018, we're planning on opening the next generation of social recreation -- indoor hatchet throwing. As a franchise of Stumpy's Hatchet House, we're taking a burgeoning and successful brand into the heart of fun, weird Austin, TX. Our location will be built around providing a rustic, relaxed place for people to throw hatchets, chill with their friends, and seek a release by participating in a primitive and organic activity for adventure seekers.



Daniel Poane
OWNER , STUMPY'S ATX

OUR AMBITION

We're currently in negotiations for a property near Austin's tech hub. After opening that in late 2018, we'll capitalize on our success to open a second and third location in or around Austin, where our franchisee license allows us to operate. By using the support structure that Stumpy's -- the country's first hatchet house -- provides us, we feel confident that Austin will soon be clamoring for more hatchet houses.

KEY FACTS

- Stumpy's is America's original indoor hatchet throwing venue and is growing to 12 locations in the next year.
- On track to open in Q4 2018.
- Negotiating a 5-year lease for a property located in the Domain, Austin's second downtown and tech hub, with an option for 5 more years.
- High concentration of target customer demographics in and around Austin.
- Working closely with the founding partners of the original Stumpy's Hatchet House in Eatontown, NJ to bring our location to market.

DOCUMENTS

Investor_Business_Plan_Stumpy_s_Austin.pdf

austin.stumpyshh.com

NIGHTLIFE SOCIAL EVENTS ADVENTURE LEISURE RECREATION COMMUNITY MAIN STREET ENTERTAINMENT RETAIL FRANCHISES

Why I Like Stumpy's ATX

I am consistently impressed with the creativity, detail and professionalism that Dan and Christine pour into this business. Their vision for Stumpy's is a perfect match for the evolving demographic of Austin and provides a unique experience for people to get together, have some laughs, and hone their Davy Crockett style skills.



Landon Arnold
CEO OF THELA MEDIA GROUP

THE BUZZ ABOUT STUMPY'S ATX

> *I invest in unique opportunities with unique people that possess the ability to deliver sustainable profits over the long run. This team is solid, well-rounded, enthusiastic, and has a passion for the business they are getting into. I dig this business. We all want to throw sharp objects across the room, and now there's a safe and fun place to do it while you hang out with your friends. Great leadership and a great idea makes for a great business.*



Colby Harmon
CPA - Harmon/Harmon

> *Stumpy's is excellent. I'm investing because I believe this is going to be the next wave of indoor adult recreation and the Stumpy's concept is the leader in the space. I think people are craving novel activities that allow them to socialize and bond through a shared experience and that's precisely what Stumpy's provides.*



Jason Garelli
Managing Director - Strategic Investment Group

YAHOO! FINANCE

Hatchet throwing becomes million dollar business

Stumpy's Hatchet House is proving that axe-throwing is quickly becoming a favorite pastime, and lucrative business across the nation.
March 24, 2018 @ finance.yahoo.com

YAHOO! FINANCE

Two couples turned an axe-throwing hobby into a million-dollar business

Nestled between a thermal grease manufacturer and an elderly services center in central New Jersey lies Stumpy's Hatchet House, America's first axe-throwing facility. Located in Eatontown, Stumpy's opened in April 2016. Last year, Stumpy's generated
March 24, 2018 @ finance.yahoo.com

Entrepreneur MAGAZINE

This Ax-Throwing Company Plans to Transform From Small Business to National Franchise

16 min read This story appears in the December 2017 issue of Entrepreneur . Subscribe " UPDATE: February 1, 2018 - Since this issue was first published, Chris Connor no longer has an association with Stumpy's and Jon and JoyAnn Charlton
November 30, 2017 @ entrepreneur.com

Knife-Throwing as a Sport: Who Would Have Thunk It?

DANBY, N.Y. - Reaching the 2017 Finger Lakes Fling, held on the last weekend in August, required entering Paul Maccarone and Chris O'Brien's driveway. Still in your car, you eased left onto their vast, flat front lawn, careful not to clip the three skinny
September 17, 2017 @ nytimes.com



Ready, set, throw: Stumpy's Hatchet House turns a simple business concept into a multimillion-dollar operation | NJBIZ

What happens when an elementary school principal, a school network administrator, a Ralph Lauren employee and a union carpenter walk into a backyard with an axe and a bottle of wine? You get a collective retirement plan that happened faster than
March 20, 2017 @ njbiz.com

Men'sHealth

This Ridiculous-Looking Fitness Trend Is Surprisingly Effective

In April, the first indoor hatchet-throwing center opened in the United States-Stumpy's Hatchet House in Eatontown, New Jersey. Think of it as the new bowling, or darts: Get together with friends, work on a new skill, compete with each other, and
January 12, 2017 @ menshealth.com

Axe Your Worries Away at Stumpy's Hatchet House

I fancy myself an outdoorsy type. I hike and do archery, own several flannel shirts and wear them without irony. I put one on, grab some friends and head to Stumpy's Hatchet House in Eatontown, an unusual recreation and party spot that opened in

November 2, 2016 @ njmonthly.com

There Is No Better Team-Building Activity Than Throwing Hatchets in an Industrial Park in New Jersey

I've always liked the idea of throwing sharp objects with extreme precision. What could be more impressive than splitting the hair on someone's head with a well-aimed knife? What could be cooler than slicing a watermelon with a weaponized playing

October 26, 2016 @ slate.com

Go Hatchet-Throwing, You'll Feel Like a Lumberjack Assassin

Forget the shooting range. For some good cathartic fun, why not gather a few friends and a few beers and hurl some sharp, weighted weaponry? Here at GQ, we like to stay on top of opportunities to drink and do controlled damage.

September 15, 2016 @ gq.com

Small Business Snapshot: Stumpy's Hatchet House

Our Small Business Snapshot series features photos that represent, in just one image, what the small businesses we feature are all about. The owners of Stumpy's Hatchet House, Mark and Trish Oliphant and Stuart and Kelly Josberger, explain how this

August 31, 2016 @ businessnewsdaily.com

Bringing The Uncommon Bliss of Axe Throwing to Austin




STUMPY'S
HATCHET HOUSE

Hatch throwing in the U.S. is becoming a popular urban social activity, as new hatchet houses are sprouting all over the country. It's not just fun, but also primal and soothing. There's nothing like the sound of the blade whacking the target with a satisfying *thunk* or the feeling of hitting a bullseye.

We're bringing the hottest new social activity to one of the fastest growing, weirdest cities in the country. It's a perfect market, one that we think could support multiple locations, and we can't wait to open in late 2018.



We're a Franchisee of America's First Hatchet House

America's first indoor hatchet throwing venue, Stumpy's Hatchet House, opened in April 2016 in New Jersey. By the end of 2018, the brand will have 12 locations, including ours -- Stumpy's Hatchet House of Austin ("Stumpy's ATX"). We've chosen a location in Austin that is close to the tech hub of the city, young professionals, and breweries. After raising capital, we'll start a build-out full of weird, local Austin flavor, making this what could be the most unique Stumpy's location in the country.



TEST FIT: DEMOLITION
TEST FIT: PROPOSED
URBAN FOUNDRY ARCHITECTURE, LLC
STUMPY'S HATCHET HOUSE
8023 BURNET RD. AUSTIN, TX 78757
TF02C





We're Perfect For Groups and Parties

Many axe throwing companies focus on competition. Stumpy's is more about creating a fun social experience. Customers can compete amongst themselves, but we also have a more relaxed atmosphere that's perfect for groups. The franchise's original location in New Jersey is booked for months in advance for birthdays, bachelor parties, baby showers, corporate events and more.





Our Progress So Far

With a successful raise on Wefunder, our investment money will go toward securing our first location and building out the space, which we anticipate will cost around $640k. The rest of the money will be used as working capital for the first 4 months of operation.

September 2017 — ATAxe, LLC Formed

October 2017 — Stumpy's Franchise Agreement Signed

October 2017 — Obtained Debt Financing of $108,100

December 2017 — Search for Suitable Space in Austin

December 2017 — Prepared Business Plan and Proforma Financials

January 2018 — Began Talks With Potential Landlord

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April 2018 — Soft-Circled First Investor at $100,000

Let's Throw Hatchets Together

Dear Investors,

Let's make the world more fun, one bullseye at a time.

It's obvious why hatchet throwing is awesome. It's novel, primal, and exhilarating. The most surprising part, however, is how socially connecting it is. Participants light up with excitement as they channel their inner lumberjack and laugh so hard they get an ab workout. This is the Stumpy's version of a great time, and we want you to be a part of bringing this rustic vibe and thrilling fun to the heart of Texas.

We want to share the Stumpy's ATX brand of high-vibe exuberance with investors who value adventure and quality experiences. We are excited to be Austin's number one choice in hatchet throwing recreation and we're thrilled for you to become a part of our community. Adventure Awaits!

Stay Sharp,

New Doc 2018-05-14.jpg

Dan and Christine Poane

A Note to Investors

This offering is being made by ATAxe, LLC, a Texas limited liability company, an independently owned and operated Stumpy's Hatchet House franchisee. This offering is NOT being made by Stumpy's Hatchet House, LLC, a New Jersey limited liability company, or Woody's Backyard Franchising, LLC, the franchisor of the Stumpy's Hatchet House franchised system. As a lender, you may look only to ATAxe, LLC, the borrower, for return of your principal and interest. Neither Stumpy's Hatchet House, LLC or Woody's Backyard Franchising, LLC have authorized or endorsed this offering. Stumpy's Hatchet House, LLC or Woody's Backyard Franchising, LLC do not stand behind this offering and do not assure or guarantee in any way that your investment will be successful.

Meet the Founders



Daniel Poane

Owner

Strong background in judicious business, including program cost and government claims analysis.



Christine Poane

Owner

Licensed psychotherapist, MSW from Fordham University, 11+ years experience in customer engagement.

Interview

Wefunder interviewed Daniel Poane on May 4, 2018.

– COLLAPSE ALL

WF: What is Stumpy's Hatchet House of Austin? ^

POANE: Stumpy's Hatchet House is America's original indoor hatchet-throwing venue. We host anyone who's looking for a primal, organic experience in a place where they can hang out and do a skill-based activity. It's part adventure, it's part social, it's absolutely unique, and it's very much catching on. We're bringing this experience to Austin, Texas.

WF: What makes Stumpy's special? ^

POANE: Stumpy's is strongly focused on the social aspect of our customer experience. We've got couches, we've got giant Jenga, we host parties. Other hatchet-throwing locations tend to focus on the skill and the sport. They'll be part of hatchet-throwing leagues or national leagues and federations. We're not part of those. We're into the competition, and we still have games for people who want to count points, but it's not our primary focus. We are absolutely focused on fostering social connections and interactions.

WF: Why did you decide to open a Stumpy's location?

POANE: The original Stumpy's in New Jersey opened in April 2016. I was living in New Jersey at the time and after I started to see their advertising, I was immediately hooked on the idea. I couldn't wait to go. I finally got a group of 14 friends together in October of that year. We just went to try it and had a blast. We brought our own beer, they gave us a short training and demonstration, and then said, "Okay, great, let me watch you throw. You have good form, have at it." I got hooked. When you hear that *thunk*, it is thrilling. You hear other people hitting targets all over the place, it's kind of loud, and it reverberates in your chest a bit. When someone next to you really hits it, you get a rush, and it is so unbelievably gratifying. I was absolutely enamored with the activity. My wife was a little apprehensive. She was like, "Oh, well that sounds dangerous, but maybe I'll give it a shot once or twice." By the end of the night, it was her and the rest of the girls in the group who were monopolizing the throwing pit, having a blast, and cheering their friends on. They were hooked as well.

When we heard that Stumpy's was franchising, I mentioned to my wife that it could be really cool to own one. Typically, when we talk about things like that, she brings up good cautionary questions, like, "Is the market there?" But when I mentioned this, her immediate response was, "That's a great idea." I felt the same way. We decided that this concept, the ax throwing concept, and this brand, the Stumpy's brand, with their national attention from media and their growth mindset, was the best path forward. Their track record in marketing and advertising is a big draw for us because they have really put hatchet-throwing on the map in America. They're the ones who have generated a majority of the news you see about hatchet throwing. You might not have caught the name, but it's typically Stumpy's.

WF: What is the experience like for visitors?

POANE: One aspect of hatchet-throwing that people might not ordinarily think about from an investment standpoint is that when you're operating this business, you are almost always dealing with really happy people. There's excitement and apprehension, and when customers come in and start hearing the axes hitting targets, people start getting excited right there. From that point forward, they're getting amped. When they get into the training room, they can see some people throwing. They're like, "Oh! There it is! All right!" We structured the space to have that kind of build-up. You can hear the throwing when you walk in the door, but there are no sight lines. The training room has one big sight line, and you're close to the target too, so you can hear really well. Then, you're brought to your pit. You walk past people throwing and you're like, "Oh, I'm finally in." Then, when you're throwing, it is carnal. It's primal. It's organic, and it's a rush that makes you feel really good. There's an endorphin release from that and it puts everyone in a great mood. So, from a business standpoint, you're always dealing with this happy customer. Of course, somebody eventually is going to have a bad time, but most people are just ecstatic to be there.

WF: Who are your target customers?

POANE: There are two demographics we target. First, we are a party venue, and that can include birthday parties, anniversaries, bachelor and bachelorette parties, engagement parties, or divorce parties. They're all very popular at Stumpy's locations. Stumpy's is often a top destination for bachelor parties. To target those specific life events, we're going to be focused on Austin-specific media. We'll be on the top 10 lists and the "things to do this weekend" articles. We also have managed social marketing and social media. That will be Facebook posts, Instagram posts, Twitter, and Snapchat.

The other customer segment that we're focused on is corporate events, like team-building events and corporate parties. We target companies that have a high number of our people in our target demographic working in their company which crosses over with our event marketing.

WF: What is your price point?

POANE: The space is divided into throwing pits. Each throwing pit has two lanes, so you can throw with your buddy. We rent by pits, and you can have up to ten people renting one pit. It's $45 (tax inclusive) per person to throw for two hours.

WF: How does your franchise arrangement work?

POANE: We paid a $30,000 up-front franchising fee and will pay 6% of our weekly revenues to Stumpy's corporate. We have a 5% mandatory marketing spend, which is capped at $7,500 per month, and a 1% required contribution to the corporate marketing fund.

Our existing agreement locks us into the Austin-Round Rock territory. That's where we're allowed to locate, and we can open additional locations in that territory. We haven't signed a multi-unit agreement, it's just for one unit, but we can re-evaluate that down the road. The nearest Stumpy's to us is currently in San Antonio.

WF: What benefits does franchising offer?

POANE: We think Stumpy's has the best space plan, as well as the best business model and focus, in the industry. Their lookbook has the right feel, which is very specific. They clearly put a lot of thought and effort into the brand. They really work with franchisees on developing their locations to have the very best mix of local flavor and Stumpy's ideal atmosphere. All their locations to have that Stumpy's feel -- that little smell of wood chips and leather -- but they want to help us incorporate local flavor. One of the Stumpy's principals, Mark Oliphant, is a master carpenter. He handmade all the tables and benches in Stumpy's in New Jersey, and he'll do similar custom pieces for our location.

On the operations side, we like that Stumpy's has been through this. This business model isn't the type where you can go to a point-of-sale software company and say, "Hey, I'm doing a hatchet-throwing thing, can you guys just give me an out-of-the-box solution that'll work for all my reservations?" There's nothing that we can just buy off the shelf for this type of business. Stumpy's has custom POS software. They've gone through the headaches of legal waivers and hammering out the necessary documentation there. They've excelled at the marketing aspect of the business. We have access to those resources, as do all of their franchisees. I think there's a huge advantage in that we are now part of that brand and included in all of their social marketing.

WF: What are you doing to differentiate the Austin location from others?

POANE: We are still cultivating the local flavor that we're going to incorporate. It's going to be in a lot of the little touches and a couple of the big ones. We're going to go to the most unique places we can find in the city to find atmosphere items. We'll have couches and coffee tables, and the more we can find from vintage shops and yard sales, the better. It's not about cost, it's about authenticity. For example, there's an artist we've found who makes little statues of birds out of silverware. He'll take 20 or 25 pieces of silverware and bend, fold, cut and polish them. He'll make spoons into the wings, and fold a fork in half and make the bill on a crest going over the back of the head, and things like that. That's unique, and it fits into Stumpy's because it's a woodpecker, and that's part of the brand.

We're gonna go through an extensive process of finding all the right pieces for every part of the space. It's not going to be cluttered, but it's going to have a decent amount of these accent pieces to bring home the Austin side. We're also seeking out local artists who do bathroom murals. We'll change those up fairly regularly.

WF: Do you serve food or alcohol?

POANE: We are not going to serve any food or alcohol. We are allowed, per the franchise agreement, to have a food truck on site, which we intend to do, and we'll rotate those as needed to give our customers variety. We won't have a liquor license, which will make the location BYOB. We will be getting a specific license for that. People are welcome to bring their own food and drinks.

We're also going to partner with local restaurants to make sure we get delivery quickly, so we'll have menus available on site.

WF: What do you have to do to renovate your space?

POANE: The building is 9,000 square feet and is essentially a giant box. We have architectural plans to take down the existing walls and set up the throwing pit, a couple offices, a break room, a training room, and hangout areas throughout. There's space for throwing pits, picnic tables, and a couple of club tables and chairs for people to chill out on.

The time frame that our architect and general contractor have given us is approximately six months for build out from the time that we start the permitting process. We can do permitting and demo in the first month and then spend the next five months building. After that, we should be able to get our certificate of occupancy and open the doors. We're targeting the last couple months of 2018 to open.

WF: What do you plan to do with the money you raise from Wefunder investors?

POANE: Austin is expanding rapidly, and the local government is taking the opportunity to require that, anytime there is a new lease signed, space has to be updated to current code. So you're seeing a lot of tech and commercial spaces that haven't been modified in 18- 20 years that now need to be updated. That's most of the places that we're seeing, especially because we're looking for a second-generation space.

We've been looking at spaces and getting architectural plans, and talking with contractors about what we'll need to do. What we've found is that mechanical, electrical, and plumbing costs will be significantly higher than we expected due to those required code upgrades. That's one of the reasons we're raising funds -- to fund the build out. We've found the architect, and we're working with the landlord on terms to secure the space. What we want to do, because we want to be prudent and we don't want to go into something half-baked, is to procure funds for the build-out prior to signing the lease. We have a landlord ready and waiting for us to obtain funds from Wefunder investors, and then we'll pay for the build-out of the space. Once we finish our campaign, we'll sign the lease and start the permitting and demo process immediately after that.

Aside from the space, we need capital to cover some other marketing, legal, and accounting costs. We're also going to have to do staff training before the doors open.

WF: Why did you choose to raise money through equity crowdfunding?

POANE:

We hope Wefunder can help make our business accessible to investors who are as excited by the Stumpy's concept as we are. We want to use crowdfunding to reach the crowd, introduce them to the Stumpy's brand and get them excited about the opportunity. For people who are already familiar and enthusiastic about Stumpy's, we want to give them the chance to join in as it grows.

We also want to give Austin-area investors a way to be part of our company as we set up in their backyard. We're looking for those investors who will say, "Oh, this is coming here, and I can be a part of it." We want people who are excited by that buzz and want the opportunity to join with us here in Austin.

WF: How does insurance work for a hatchet throwing company?

POANE: Our insurance is through a carrier used by Stumpy's Corporate. Since it's a competitive advantage, we can't say much about the policies themselves. We don't envision any issues on that end.

I'm proud to say that Stumpy's New Jersey has never had an accident. There's never been a fight. The atmosphere and the setup of the place are designed for safety as well. There are anti-bounce mats, which are rubber, below all the targets, and it's rare that a hatchet will slide even within a foot of the thrower after they throw it. Nothing ever has gone past the throwing line ahead of them. The setup of the pits has been thought about and structured in a way to mitigate that risk.

All companies have general liability insurance. Ours is a bit smaller than what a bowling alley might get, but we will probably have to pay a bit more.

WF: Who are your competitors?

POANE: Locally, we have another axe-throwing establishment way over on the east side. They're another national brand located on the other side of town. Beyond that, we're true to the reasons we went with Stumpy's instead of doing our own thing. The main point was the Stumpy's brand, the atmosphere, the vibe they go for. We are going to be the premium offering from the moment customers walk in the door. It's a "Wow! This is what I thought it would be like, plus more," feeling. The social component, after customers walk in the door and once they're hanging out -- the flow of customers through the space, the hosting that we'll do, and the people that we'll hire, all that is focused on customer experience. Our goal is, yes, we let people throw hatchets, but what we really do is make people happy, and that's what gives us the advantage over our competition.

WF: Who's on your team?

POANE: Christine, my wife, is a very outgoing, bubbly, social individual. She loves hanging out with people and making everyone feel at home. Part of our job as franchise owners is going to be party hosts, and she's the best person I know to be in that position. She is fantastic at it. She's a psychotherapist, and she always knows how to say the correct thing. She'll be focused on making sure people are having a good connection with each other and the space, as well as on what we could change to foster connections within groups and with other groups.

For me, running my own business has been a dream of mine forever. I studied entrepreneurship in college, and I've made a career out of analyzing business expansion plans. Now I have the opportunity to operate my own business on a day-to-day basis, to go into work and not think about what my boss wants, but to know, this is my thing. How do I want it to be? That is extremely motivating to me, and the cherry on top is that it's really fun. It's hatchet-throwing. That's amazing. I never in my wildest dreams thought I'd get to combine those two things. This is the best business I could have ever picked.

WF: What are you worried about?

POANE: Termites. Just kidding. My biggest concern, which I think I share with anybody who is doing a significant build on a similar time frame and budget, is unexpected build-out items -- things I might not have thought about that cost a lot of money. To mitigate that, I'm working with a reputable local architect. I haven't met anybody around here who's given anything less than a stellar review of them. I'm also working with an MEP Engineering firm who's well versed in Austin's requirements and has a creative take on planning a space to meet those requirements. We also have a permit expediting firm to acquiring the permits.

So, while expenses and other unexpected things in construction are areas of focus for me, I have a firm belief that we have a strong, confident, effective team to deal with whatever might come up. We're planning for anything that we might see during the buildout.

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RISKS

1 **Limited Operating History**

Stumpy's ATX is an early stage company incorporated on September 2017. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in Stumpy's ATX must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. These risks include the Company's substantial dependence on acceptance into a highly

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Stumpy's ATX is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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